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                                                                     EXHIBIT 8.1


GRAY CARY WARE
  & FREIDENRICH
    A Professional Corporation

Attorneys at Law                                                   Our File No.
400 Hamilton Avenue                                              1010440-904500
Palo Alto, CA  94301-1825
Tel (415) 328-6561
Fax (415) 327-3699


                                 July 11, 1996




Ascend Communications, Inc.
1275 Harbor Bay Parkway
Alameda, CA 94502

     Re:  NETSTAR ACQUISITION

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus of Ascend Communications, Inc., a Delaware corporation ("Ascend"), Nebula Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Ascend ("Sub"), and NetStar, Inc., a Minnesota corporation ("NetStar") (the "Registration Statement"). Pursuant to that certain Agreement and Plan of Merger dated May 30, 1996, among Ascend, Sub and NetStar (the "Merger Agreement"), Sub will merge with and into NetStar (the "Merger"), and NetStar will become a wholly-owned subsidiary of Ascend.

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Ascend and Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time of the Merger) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

     1.   The Merger Agreement (including Exhibits);

     2.   Representations made to us by Ascend and Sub;

     3. Representations made to us by NetStar and certain affiliates of NetStar;


           San Diego  .   La Jolla  .  San Jose  .  Imperial Valley
                            Mexico City  .  Tijuana
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Gray Cary Ware & Freidenrich

Ascend Communications, Inc.
July 11, 1996
Page 2


     4.  The Registration Statement; and

     5. Such other instruments and documents related to the formation, organization and operation of Ascend, NetStar and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

     2.   The Merger will be effective under the applicable state law.

     3.   The continuity of interest requirement as specified in Treas. Reg.
(S) 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions will be satisfied.

     4. After the Merger, NetStar will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder.

     5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. (S) 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

     6. No outstanding indebtedness of NetStar, Ascend or Sub has or will represent equity for tax purposes; no outstanding equity of NetStar, Ascend or Sub has represented or will represent indebtedness for tax purposes.

     7. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.
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Gray Cary Ware & Freidenrich

Ascend Communications, Inc.
July 11, 1996
Page 3


     8. An opinion of counsel, addressed to NetStar from Hale and Dorr, substantially similar in form and substantially identical in substance to this opinion, has been delivered and not withdrawn.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

     As a result of the Merger qualifying as a "reorganization," and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are also of the opinion that:

     1. No gain or loss will be recognized by the holders of NetStar Common Stock upon the receipt of Ascend Common Stock solely in exchange for NetStar Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares);

     2. The aggregate tax basis of the Ascend Common Stock to be received by the NetStar stockholders in the Merger (including any fractional share of Ascend Common Stock not actually received) will be the same as the basis of the NetStar Common Stock surrendered in exchange therefor;

     3. The holding period of the Ascend Common Stock received by each NetStar stockholder in the Merger will include the period during which the NetStar Common Stock surrendered in exchange therefor was held, provided that the NetStar Common Stock so surrendered is held as a capital asset at the Effective Time;

     4. Cash payments received by NetStar stockholders in lieu of receipt of fractional shares of Ascend Common Stock will be treated as received in redemption of such fractional shares, subject to the provisions of Code Section 302, as if such fractional shares had been issued in the Merger and then redeemed by Ascend for cash;

     5. A NetStar stockholder who exercises dissenters' rights with respect to such stockholder's NetStar Common Stock and receives payment for such shares in cash will generally recognize gain or loss measured by the difference between the stockholder's basis in such shares and the amount of cash received if, as a result of such exercise, the stockholder exercising dissenters' rights owns no shares of Ascend Common Stock (either actually or constructively within the meaning of Section 318 of the Code); and
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Gray Cary Ware & Freidenrich

Ascend Communications, Inc.
July 11, 1996
Page 4


     6. No gain or loss will be recognized by Ascend, Sub or NetStar as a result of the Merger.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

     1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     2. This opinion addresses only the specific tax opinions set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, but not by way of limitation of the previous sentence, we express no opinion regarding the tax consequences of the Merger (including the opinions set forth above) as applied to specific stockholders of NetStar and/or holders of options or warrants for NetStar stock or that may be relevant to particular classes of NetStar stockholders and/or holders of options or warrants for NetStar stock including but not limited to dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or warrants or in other compensatory transactions, including without limitation the tax consequences of the Merger and Ascend's assumption of outstanding options or warrants for NetStar stock to holders of options or warrants for NetStar stock.

     3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and should not be relied upon.
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Gray Cary Ware & Freidenrich

Ascend Communications, Inc.
July 11, 1996
Page 5


     4. This opinion is rendered solely for the purpose of including it as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                     Very truly yours,


                                     /s/ Gray Cary Ware & Freidenrich
                                     GRAY CARY WARE & FREIDENRICH
                                     A Professional Corporation